United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2006

CytoGenix, Inc.
(Exact name of registrant as specified in its charter)

0-26807

(Commission File Number)

Nevada

      76-0484097

(State or other jurisdiction of incorporation)

(IRS Employer Identification No.)

3100 Wilcrest Drive, Suite 140, Houston, Texas

    77042

(Address of principal executive offices)

(Zip Code)

(713) 789-0070

Registrant’s telephone number, including area code

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 27, 2006, we appointed Pam Schertz, age 49, as Interim Chief Financial Officer, who will serve as our principal financial and accounting officer while we search for a permanent Chief Financial Officer.  Ms. Schertz is currently serving as our Controller, and began serving in that position in October 2003.  Prior to joining us, Ms. Schertz served as Controller of Tootsies, Ltd., a Houston, Texas-based women’s clothier.  Ms. Schertz received her BBA in Accounting from the University of Houston and is a licensed certified public accountant in the State of Texas.

We do not have an employment agreement with Ms. Schertz.  There are no understandings or arrangements between Ms. Schertz and any other person pursuant to which Ms. Schertz was selected as Interim Chief Financial Officer.  Ms. Schertz does not have any family relationship with any director, executive officer or person nominated or chosen by the Board of Directors to become a director or executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006	CytoGenix, Inc.
By /s/ Malcolm H. Skolnick Malcolm H. Skolnick, Chief Executive Officer